Exhibit 10.6

AOL INC.

AOL INC. 2010 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF PERFORMANCE STOCK OPTION

AOL Inc., a Delaware corporation (the “Company”), hereby grants to Participant named below an option to purchase the number of shares of the Company’s common stock specified below (the “Award” or the “Options”), upon the terms and subject to the conditions set forth in this Notice, the AOL Inc. 2010 Stock Incentive Plan (the “Plan”) and the Performance Stock Option Agreement (the “Performance Option Agreement”) provided to Participant, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by this Notice and the Performance Option Agreement.

Name of Participant:

Date of Grant:

Total Number of Shares Subject to Option:

Type of Option:	Non-Qualified Stock Option

Option Price Per Share:

Vesting Schedule:	As set forth on Attachment A hereto

Expiration Date:

By accepting this Notice, you and the Company both agree that this Award is granted under and governed by all of the terms and conditions of this Notice, the Plan and the Performance Option Agreement, each as amended from time to time, provided to you with this Notice. Your acceptance of this Award confirms that you have carefully read and understand this Notice, the Plan and the Performance Option Agreement and that you have had an opportunity to obtain the advice of counsel before accepting this Award. By accepting this Award, you agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions relating to the Plan, this Notice or the Performance Option Agreement. You also agree to promptly notify the Company in writing if your address as shown below changes.

PARTICIPANT:	AOL INC.

By:
Participant’s Signature	Name:
Title:
Address (please print):

ATTACHMENT A

PERFORMANCE OPTION VESTING SCHEDULE

Subject to early termination of the Option as set forth in the Option Agreement and Participant’s continuous Employment through the first anniversary of the Date of Grant, fifty percent (50%) of the Options shall vest and become exercisable at the end of any period of 20 consecutive trading days on which the Shares are actively listed or traded on a national securities exchange and the volume weighted average price for a Share (“Stock Price”) on each trading day equals or exceeds [        ].1

Subject to early termination of the Option as set forth in the Option Agreement and Participant’s continuous Employment through the second anniversary of the Date of Grant, the remaining fifty percent (50%) of the Options shall vest and become exercisable at the end of any period of 20 consecutive trading days on which the Shares are actively listed or traded on a national securities exchange and the Stock Price on each trading day equals or exceeds [        ].2

For avoidance of doubt, the Option may vest only once with respect to each Stock Price performance goal, so that, for example, with respect to the first Stock Price performance goal, if the Stock Price equals or exceeds [        ]3 for twenty (20) consecutive trading days and 50% of the shares subject to the Option vest accordingly, no additional shares subject to the Option shall vest if the Stock Price declines below [        ]4 and subsequently increases above this price for 20 consecutive trading days in the future.

In the event a Change of Control occurs and the Stock Price achievement goals set forth above have not been achieved prior to the occurrence of the Change in Control, then the Stock Price shall be deemed to be the per share price based upon the total consideration of the Change in Control without reference to the prior 20 consecutive trading days.

Any Options that remain unvested following the fourth anniversary of the Date of Grant shall be forfeited and cancelled as of that date.

Achievement of the performance shall be certified by the Committee in writing.

[1]	Insert price per share equal to a 20% increase from the average closing price of Company common stock for the 20 trading days prior to the Date of Grant.
[2]	Insert price per share equal to a 30% increase from the average closing price of Company common stock for the 20 trading days prior to the Date of Grant.
[3]	Insert same number as in footnote 1.
[4]	Insert same number as in footnote 1.

2